CONSULTING AGREEMENT
                              --------------------

         This Consulting Agreement (hereinafter "Agreement")dated as of November 1, 1999, between PARLUX FRAGRANCES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter "Corporation")and CAMBRIDGE DEVELOPMENT CORPORATION, 14 Vanderventer Avenue, Port Washington, New York 11050 (hereinafter "Consultant"), and Albert F. Vercillo (hereinafter "Vercillo"), the President of Consultant residing at 74 Summit Road, Port Washington, New York 11050. Collectively hereinafter referred to as "Parties".

         WHEREAS, Corporation, Consultant and Vercillo are parties to a Consulting Agreement dated April 1, 1997 and Consulting Agreement Amendment dated December 1, 1998 which are hereby terminated without liability to either party.

    WHEREAS, the parties wish to enter into a new Consulting Agreement under revised terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the mutual understanding set forth herein, the Parties agree as follows:

1. Consultant's Duties: The Corporation hereby engages the Consultant as its business and financial consultant. Subject at all times to the control and direction of the Corporations's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (hereinafter Management), the Consultant shall have the duties as the general advisor and consultant to Management on all matters pertaining to the business and to render all other services relevant thereto. The Consultant, by Vercillo, shall perform all other duties that may be reasonably assigned to it by Management provided said duties be consistent with the prestige and responsibility of Vercillo's position. The Consultant shall, through its agents, servants and employees, devote its best efforts at all times necessary to perform its duties and to advance the Corporation's best interests, subject to reasonable vacations. The Consultant and the Corporation acknowledge that the Consultant and its agents, servants and employees have other business interests and shall not be required to devote its exclusive time and attention to the performance of its duties hereunder.

2. Term: Unless sooner terminated as provided in Section 7 below, this Agreement shall be for a term of three (3)years


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                              CONSULTING AGREEMENT
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and seven (7)months commencing as of November 1, 1999 and ending on May 31,
2003; provided however, that the term of this Agreement shall be automatically extended on the same terms and conditions for a one year period and from year to year thereafter unless either the Corporation or the Consultant shall give written notice of the termination of this Agreement to the other at least six
(6)months prior to the expiration of said term or extended term.

3. Compensation: For all services rendered by the Consultant under this Agreement, the Corporation shall pay to Consultant as compensation the sum of $84,000 per annum, payable in equal bi-weekly installments of $3,230.76 for the period from November 1, 1999 to May 31, 2000; thereafter, effective June 1, 2000 Consultant's compensation shall be increased to $96,200 per annum payable in equal bi-weekly installments of $3,700.00.

4. Health and Life Insurance: The Corporation shall, at no cost to the Consultant or Vercillo, provide Vercillo with full health insurance, basic, major medical and dental as well as group life insurance. Said coverage shall be identical to that afforded the Corporation's Management.

5. Expenses: Consultant will be reimbursed by the Corporation for all reasonable business expenses incurred by the Consultant in the performance of its duties. Said reimbursement shall be made no less frequently than monthly upon submission by the Consultant of a written request for same.

6. Stock Options (Warrants): Vercillo shall be granted non qualified stock options (warrants)to purchase 30,000 shares of Corporation's common stock at an exercise price of $2.25 per share being the closing price of the shares of common stock on November 1, 1999. The options (warrants)shall be exercisable at the rate of 10,000 on May 31, 2001, 10,000 on May 31, 2002 and 10,000 on May 31,
2003. Each option (warrant)shall be exercised within a period of ten (10)years after the date of the grant unless earlier terminated in accordance with its terms or those of this Agreement. The rights of Vercillo with respect to any stock option (warrant)granted to Vercillo shall be determined exclusively by the plans and agreements relating to the options (warrants)and this Agreement shall not affect, in any way, the rights and obligations of the plans and agreements.

7. Early Termination: The Corporation may terminate the


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                              CONSULTING AGREEMENT
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Consultant's relationship under this Agreement prior to the expiration of the term set forth in Section 2 above only under the following circumstances:

       i.    Death.  Upon the death of Vercillo.

       ii. Disability. If, as a result of Vercillo's incapacity due to physical or mental illness, Vercillo having been unable to perform his duties under this Agreement for a period of six consecutive calendar months, then thirty (30) days after written notice of termination is given to Consultant (which may only be given after the end of the six consecutive calendar month period)provided that Vercillo has not returned to his duties under this Agreement.

      iii. Cause. For Cause. The Corporation shall have "Cause" to terminate this Agreement upon
             (a) the willful and continued failure by Consultant to substantially perform its duties under this Agreement (other than any failure resulting from Vercillo's incapacity due to physical or mental illness) for thirty (30) days after written demand for substantial performance is delivered by the Corporation specifically identifying the manner in which the Corporation believes Consultant has not substantially performed its duties, or
             (b) the willful engaging by Consultant or Vercillo in misconduct (including embezzlement and criminal fraud) which is materially injurious to the Corporation, or
             (c) the conviction of Vercillo of a felony.
             For purposes of this paragraph, no act, or failure to act, by the Consultant shall be considered "willful" unless done or omitted to be done, by Consultant not in good faith and without reasonable belief that its action or omission was in the interest of the Corporation. Consultant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Consultant a copy of a resolution, duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors (Board) at a meeting of the Board called and held for such purpose (after a reasonable notice to the Consultant and an opportunity for Consultant, together with its counsel, to be heard before


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                              CONSULTING AGREEMENT
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             the Board), finding that in the good faith
             opinion of the Board, Consultant was guilty of conduct set forth above and specifying the particulars of the conduct in detail.

      iv.    Termination by Consultant or Vercillo.
             Consultant or Vercillo may terminate this Agreement (a) for Good Reason (as defined below) or (b) Vercillo's health should become impaired to any extent that makes the performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that Vercillo shall have furnished the Corporation with a written statement from a qualified doctor to that effect and provided further that at the Corporation's request and expense Vercillo shall submit to an examination by a doctor selected by the Corporation, and the doctor shall have concurred in the conclusion of Vercillo's doctor. Consultant shall give the Corporation thirty (30) days prior written notice of its intent to terminate this agreement.

             "Good Reason" means the Corporation has
             had a Change in Control. For purposes of this Agreement, a Change in Control means the occurrence of an event or series of events (whether or not approved by the Board) by which any person or other entity or group of persons or other entities acting in concert as determined in accordance with Section 12(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, together with its or their affiliates or associates shall, as a result of a tender offer or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise
             (including pursuant to receipt of
             revocable proxies) (a) be or become
             directly or indirectly the beneficial
             owner (within the meaning of Rule 13d-3
             and Rule 13d-5 under the Exchange Act,
             whether or not applicable, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time) of more than thirty (30) percent of the


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                              CONSULTING AGREEMENT
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             combined voting power of the then
             outstanding common stock of the
             Corporation or (b) otherwise have the
             ability to elect, directly or indirectly, a majority of the Board.

      v. Notice of Termination. Any termination of this Agreement shall be communicated by written Notice of Termination to the other party of this Agreement. "Notice of Termination" means a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Consultant's retention under the provision so indicated.

      vi.   Date of Termination.  Date of termination means
            (a) if the Agreement is terminated by Vercillo's death, the date of his death,
            (b) if the Consultant's retention is terminated pursuant to subsection 7(iii) (a) above, thirty
            (30) days after Notice of Termination is given provided that Vercillo shall not have returned to the performance of his duties during the thirty (30) day period,
            (c) if the Consultant's retention is terminated pursuant to subsection 7(iii) (c) above, the date specified in the Notice of Termination after the expiration of any cure periods, and
            (d) if the Consultant's retention is terminated for any other reason, the date on which Notice of Termination is given.

8.  Compensation Upon Termination or During Disability:
    ---------------------------------------------------

      i. Upon Vercillo's death, the Corporation shall pay to the person designated by Consultant in a notice filed with the Corporation or, if no person is designated, to Vercillo's estate as a lump sum death benefit, Consultant's full compensation for a period of three months after the date of Vercillo's death. Upon full payment of amounts required to be paid under this subsection, the Corporation shall have no further obligation under this Agreement.

      ii. During any period that Vercillo fails to perform his duties under this Agreement as a result of incapacity due to physical or mental illness,


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                              CONSULTING AGREEMENT
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            Consultant shall continue to receive its full
            compensation until the Consultant's relationship is terminated pursuant to Section 7(ii) of this Agreement, or until Consultant shall receive a lump sum of six months' compensation.

      iii. If the Consultant's retention is terminated for Cause as defined in subsection 7(iii), the Corporation shall pay the Consultant its compensation through the date of termination at the rate in effect at the time Notice of Termination is delivered and the Corporation shall have no further obligation to Consultant under this Agreement.

      iv. If (a) in breach of this Agreement, the Corporation shall terminate the Consulting relationship other than pursuant to Sections 7(iii) (b) or 7(iii) (c) (it being understood that a purported termination pursuant to Sections 7(iii) (b) or 7(iii) (c) which is disputed and finally determined not to have been proper shall be a termination by the Corporation in breach of this Agreement), or (b) the Consultant shall terminate the relationship for Good Reason, then

           (1) The Corporation shall pay the Consultant its full compensation through the date of termination at the rate then in effect at the time Notice of Termination is given through the end of the Term;

          (2) In the event of a Change in Control as defined in Section 7(iv), the Corporation shall pay Consultant, in a lump sum, an amount equal to the greater of (a) twice the amount then due through the end of the Term; or (b) two times the annual compensation paid to Consultant.

          (3) In the event of a Change in Control of the Corporation as defined in Section 7(iv) above, the total number of outstanding unexercised options (warrants) granted to Consultant under this Agreement as well as any previous employment, consultant or other agreements, shall be doubled in quantity while retaining the original exercise price.

          (4) The Corporation shall pay all reasonable


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                              CONSULTING AGREEMENT
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               legal fees and expenses incurred by Consultant in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit in this Agreement.

      v. Unless the Consultant is terminated for Cause, the Corporation shall maintain in full force and effect, for the continued benefit of Consultant for the greater of the remaining term of this Agreement or eighteen (18) months after termination of this Agreement, all health and hospitalization plans and programs in which Consultant was entitled to participate in immediately prior to the Date of Termination as defined in Section 4 of this Agreement, provided that Consultant's continued participation is possible under the general terms and provisions of the plans and programs. If Consultant's participation in any plan or program is barred, the Corporation shall arrange to provide the Consultant with benefits substantially similar to those which Consultant would otherwise have been entitled to receive under the plan and program from which his continued participation is barred.

9. Savings Clause: The determination that any provision of this Agreement is unenforceable shall not terminate this Agreement or otherwise affect the other provisions of this Agreement, it being the intention of the parties hereto that this Agreement shall be construed to permit the equitable reformation of such provision to permit the enforcement thereof, if possible, and otherwise to permit the enforcement of the remaining provisions of this Agreement as if such unenforceable provision were not included herein.

10. Equitable Relief: The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.


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                              CONSULTING AGREEMENT
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11. Notices: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received on the date when personally delivered or deposited in the United States Mail, registered postage prepaid, addressed:

       a.  if to the Corporation to:
           Mr. Ilia Lekach
           Parlux Fragrances, Inc.
           3725 S.W. 30th Avenue
           Fort Lauderdale, FL 33312

       b.  if to the Consultant or Vercillo to:
           Mr. Albert Vercillo
           74 Summit Road
           Port Washington, NY 11050

or to such other address as the Corporation or the Consultant may designate in writing.

12. Amendments: This Agreement may be amended or modified only by a writing.

13. Governing Law: This Agreement shall be governed and construed under the laws of the State of Florida.

14. Entire Agreement: This Agreement constitutes the entire Agreement between the Consultant, Vercillo and the Corporation, with respect to its subject matter, and all prior and other agreements between them, oral or written concerning the same subject matter are merged into this Agreement and thus extinguished.

15. Survival of Covenants: Any of the provisions in this Agreement which would by their terms continue after the termination of this Agreement shall be deemed to survive such termination.

16. Assignability and Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns. This Agreement may not be assigned by either party without the written consent of the other party hereto.


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                              CONSULTING AGREEMENT
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    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                       PARLUX FRAGRANCES, INC.

                       By: /s/ Ilia Lekach
                          ------------------------
                            Ilia Lekach, Chief
                            Executive Officer

                       Consultant:
                       CAMBRIDGE DEVELOPMENT CORPORATION

                       By: /s/ Albert F. Vercillo
                          --------------------------
                            Albert F. Vercillo, President
                            and Albert F. Vercillo
                            Individually